Exhibit 3.1

AMENDMENT NO. 1
TO
SEVENTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
APARTMENT INCOME REIT, L.P.

THIS AMENDMENT NO. 1 TO SEVENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Amendment”), dated as of June 25, 2024 and effective as of the Effective Time (as defined in the Merger Agreement (defined below)), is entered into by AIR-GP, Inc., a Delaware corporation, as the general partner (the “General Partner”) of Apartment Income REIT, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the General Partner in the Seventh Amended and Restated Agreement of Limited Partnership of Apartment Income REIT, L.P., dated as of July 7, 2021 (the “Partnership Agreement”). Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, the General Partner wishes to amend the Partnership Agreement as set forth herein in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 7, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Apartment Income REIT Corp., Inc. (the “Company”), Apex Purchaser LLC, Aries Purchaser LLC, Astro Purchaser LLC and Astro Merger Sub, Inc. (“Merger Sub”) pursuant to which, among other things Merger Sub will be merged with and into the Company, with the Company as the surviving entity (the “Surviving Company”).

WHEREAS, effective as of the Effective Time (as defined in the Merger Agreement), references to the Previous General Partner in the Partnership Agreement (including this Amendment) shall mean the Surviving Company.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

Section 1.          Amendments to the Partnership Agreement

(a)          Article I of the Partnership Agreement is hereby amended by adding the following new defined terms in the applicable alphabetical order:

“Equity Securities” means, with respect to any Person, shares of capital stock, partnership interests or limited liability company interests issued by such Person, as applicable.

“Merger” means the merger contemplated by the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of April 7, 2024, by and among the Previous General Partner, Apex Purchaser LLC, Aries Purchaser LLC, Astro Purchaser LLC and Astro Merger Sub, Inc.

“shareholder” means, with respect to any Person, a holder of Equity Securities of such Person.

(b)          The following defined terms set forth in Article I of the Partnership Agreement are hereby amended and restated to read as follows:

“Charter” means the Articles of Amendment and Restatement of the Previous General Partner filed with the Maryland State Department of Assessments and Taxation with an effective time of 11:55 p.m. on December 14, 2020.

(c)          The following is hereby inserted at the end of the definition of “Value” set forth in Article I of the Partnership Agreement:

Notwithstanding the foregoing, following the consummation of the Merger (x) the Value with respect to a REIT Share on any Valuation Date during the period commencing on the Closing Date (as defined in the Merger Agreement) and ending on the tenth (10th) day following the Closing Date shall be the amount equal to the Common Stock Merger Consideration (as defined in the Merger Agreement) minus the aggregate amount of all distributions per Partnership Common Unit declared or paid to the holders of Partnership Common Units during the period commencing on the Closing Date and ending on such Valuation Date and (y) after the tenth day following the Closing Date, the Value of the REIT Shares and, in the event the REIT Shares Amount includes Rights (as defined in the definition of “REIT Shares Amount”) that a holder of REIT Shares would be entitled to receive, the Value of such Rights, shall in each case of this clause (y) on any Valuation Date be determined by the General Partner in good faith on the basis of such information as it considers, in its reasonable judgment, appropriate, and shall not be less than the value of a Partnership Common Unit as determined by the General Partner in good faith on the basis of such information as it considers, in its reasonable judgment, appropriate.

(d)          Section 8.6 of the Partnership Agreement is hereby amended by inserting the following new Section 8.6.H:

H.          Notwithstanding anything to the contrary in this Section 8.6 or any other provision in this Agreement, following the consummation of the Merger, (i) the Partnership shall not elect to redeem Tendered Units for REIT Shares and (ii) in connection with any Redemption, the Partnership shall be deemed to have provided a Declination without the requirement to deliver any notice thereof.

Section 2.          Amendments to Exhibits of the Partnership Agreement

(a)          The following is hereby inserted at the end of the definition of “Market Value” set forth in Section 2 of each of Exhibit G, Exhibit I, Exhibit L, Exhibit N and Exhibit P of the Partnership Agreement:

Notwithstanding the foregoing, following the consummation of the Merger the Value with respect to a REIT Share on any Valuation Date (x) during the period commencing on the Closing Date (as defined in the Merger Agreement) and ending on the tenth (10th) day following the Closing Date shall be the amount equal to the Common Stock Merger Consideration (as defined in the Merger Agreement) minus the aggregate amount of all distributions per Partnership Common Unit declared or paid to the holders of Partnership Common Units during the period commencing on the Closing Date and ending on such Valuation Date and (y) after the tenth day following the Closing Date, shall be determined by the General Partner in good faith on the basis of such information as it considers, in is reasonable judgment, appropriate, and shall not be less than the value of a Partnership Common Unit as determined by the General Partner in good faith on the basis of such information as it considers, in its reasonable judgment, appropriate.

(b)          The following is hereby inserted at the end of the definition of “Market Value” set forth in Section 2 of each of Exhibit H, Exhibit J and Exhibit K of the Partnership Agreement:

Notwithstanding the foregoing, following the consummation of the Merger the Value with respect to a Common Share on any Valuation Date (x) during the period commencing on the Closing Date (as defined in the Merger Agreement) and ending on the tenth (10th) day following the Closing Date shall be the amount equal to the Common Stock Merger Consideration (as defined in the Merger Agreement) minus the aggregate amount of all distributions per Partnership Common Unit declared or paid to the holders of Partnership Common Units during the period  commencing on the Closing Date and ending on such Valuation Date and (y) after the tenth day following the Closing Date, shall be determined by the General Partner in good faith on the basis of such information as it considers, in is reasonable judgment, appropriate, and shall not be less than the value of a Partnership Common Unit as determined by the General Partner in good faith on the basis of such information as it considers, in its reasonable judgment, appropriate.

(c)          The following is hereby added to the end of Section 6 of Exhibit F of the Partnership Agreement.

Notwithstanding anything to the contrary in this Section 6 or any other provision of this Exhibit or of the Agreement, following the consummation of the Merger, (i) the Partnership shall not elect to redeem Tendered Units for REIT Shares and (ii) in connection with any Redemption, the Partnership shall be deemed to have provided a Declination without the requirement to deliver any notice thereof.

(d)           Section 6 of each of Exhibit G, Exhibit I, Exhibit L and Exhibit N of the Partnership Agreement is hereby amended by inserting a new section 6(m) to read as follows:

(m)          Notwithstanding anything to the contrary in this Section 6 or any other provision of this Exhibit or of the Agreement, following the consummation of the Merger, (i) the Partnership shall not elect to redeem Tendered Units for REIT Shares and (ii) in connection with any Redemption, the Partnership shall be deemed to have provided a Declination without the requirement to deliver any notice thereof.

(e)          Section 6 of each of Exhibit H, Exhibit J and Exhibit K of the Partnership Agreement is hereby amended by inserting a new section 6(m) to read as follows:

(m)          Notwithstanding anything to the contrary in this Section 6 or any other provision of this Exhibit or of the Agreement, following the consummation of the Merger, (i) the Partnership shall not elect to redeem Tendered Units for Common Shares and (ii) in connection with any Redemption, the Partnership shall be deemed to have provided a Declination without the requirement to deliver any notice thereof.

Section 3.          No Other Changes

Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

Section 4.          Governing Law

This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

Section 5.          Severability

If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Remainder of page intentionally left blank, signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Seventh Amended and Restated Partnership Agreement of Apartment Income REIT, L.P. as of the date first set forth above.

GENERAL PARTNER:

AIR-GP, Inc.

By:	/s/ Paul Beldin
By: Paul Beldin
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1 to the Seventh Amended and Restated Agreement
of Limited Partnership of Apartment Income REIT, L.P.]